UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 20, 2016
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On October 20, 2016, Diamondback Energy, Inc. (“Diamondback”) and certain subsidiary guarantors entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC (the “Initial Purchaser”) in connection with Diamondback’s private placement of senior notes. The Purchase Agreement provides for, among other things, the issuance and sale by Diamondback of $500 million in aggregate principal amount of 4.750% Senior Notes due 2024 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act (the “Notes Offering”). Diamondback and the subsidiary guarantors of the Notes have agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchaser may be required to make because of any of such liabilities. Under the Purchase Agreement, Diamondback also agreed to a 90-day lock-up with respect to, among other things, an offer, sale or other disposition of its debt securities, subject to certain exceptions.

Diamondback intends to use the net proceeds from the Notes Offering (i) to purchase all of its outstanding 7.625% Senior Notes due 2021 (the “7.625% Notes”) tendered pursuant to a tender offer for all of its outstanding 7.625% Notes, to pay fees and expenses thereof and to redeem all of its 7.625% Notes that are not tendered and remain outstanding thereafter and (ii) for general corporate purposes, which may include the funding of a portion of its capital development plans. The Notes Offering is expected to close on October 28, 2016.

The Initial Purchaser and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for Diamondback and for its affiliates in the ordinary course of business for which it has received and would receive customary compensation. In particular, J.P. Morgan Securities LLC is acting as the dealer manager in connection with the tender offer for Diamondback’s outstanding 7.625% Notes. The Initial Purchaser or its affiliates may hold positions in the 7.625% Notes, which Diamondback intends to purchase or redeem with the proceeds from the Notes Offering, and therefore the Initial Purchaser or its affiliates may receive a portion of the net proceeds of the Notes Offering.

The preceding summary of the Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
10.1	Purchase Agreement, dated as of October 20, 2016, by and among Diamondback Energy, Inc., the subsidiary guarantors party thereto and J.P. Morgan Securities LLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	October 26, 2016
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Purchase Agreement, dated as of October 20, 2016, by and among Diamondback Energy, Inc., the subsidiary guarantors party thereto and J.P. Morgan Securities LLC.